Exhibit 99.1

ABERCROMBIE & FITCH REPORTS

OCTOBER SALES RESULTS

New Albany, Ohio, November 5, 2009: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $203.4 million for the four-week period ended October 31, 2009 a 5% decrease from net sales of $215.0 million for the four-week period ended November 1, 2008. October comparable store sales decreased 15%. Total Company direct-to-consumer net merchandise sales increased 24% to $22.0 million.

Quarter-to-date, the Company reported a net sales decrease of 15% to $765.5 million from $896.3 million last year. Comparable store sales decreased 22% for the quarter-to-date period. Quarter-to-date, total Company direct-to-consumer net sales increased 11% to $63.9 million.

Year-to-date, the Company reported a net sales decrease of 20% to $2.026 billion from $2.542 billion last year. Comparable store sales decreased 27% for the year-to-date period. Year-to-date, total Company direct-to-consumer net merchandise sales decreased 8% to $161.6 million.

October 2009 Developments

•	Total Company net sales decreased 5%

•	Total Company comparable store sales decreased 15%

•	Total Company direct-to-consumer net merchandise sales increased 24%

•	Abercrombie & Fitch comparable store sales decreased 8%

•	abercrombie comparable store sales decreased 17%

•	Hollister Co. comparable store sales decreased 21%

•	RUEHL comparable store sales decreased 23%

At month end, the Company operated 347 Abercrombie & Fitch stores, 209 abercrombie stores, 509 Hollister Co. stores, 27 RUEHL stores and 16 Gilly Hicks stores in the United States. The Company also operated three Abercrombie & Fitch stores, three abercrombie stores and six Hollister Co. stores in Canada, one Abercrombie & Fitch store and seven Hollister Co. stores in the United Kingdom, and one Abercrombie & Fitch store and one abercrombie store in Italy. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.RUEHL.com and www.gillyhicks.com.

To hear the Abercrombie & Fitch pre-recorded October sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.

The company will release its third quarter results on Friday, November 13, 2009, prior to the open of the market and hold a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 637-7707 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0405. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 7444736 or through www.abercrombie.com.

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For further information, call:	Eric Cerny Manager, Investor Relations (614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: current financial crisis and general economic conditions; changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; estimates of expenses which the Company may incur in connection with the closure of the Ruehl stores and related direct-to-consumer operations; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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